UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2013

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of principal executive offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On June 26, 2013, the Board of Directors of McGraw Hill Financial, Inc. (the “Company”) approved an amendment to, and restated, the Company’s Amended and Restated By-Laws (as so amended and restated, the “By-Laws”), which became effective immediately upon approval. The By-Laws were amended to include a new subparagraph 10 to Article I-A. Subparagraph 10 provides that a person shall not qualify to serve as a director of the Company if he or she is a party to any compensatory or financial arrangement with a third party, or has received any such compensation from a third party, in connection with his or her candidacy or service as a director (subject to certain exceptions for indemnification and expense reimbursement arrangements and pre-existing employment agreements). The By-Laws are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated By-Laws of McGraw Hill Financial, Inc., dated June 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2013

MCGRAW HILL FINANCIAL, INC.

By:	/s/ Kenneth M. Vittor
Name:	Kenneth M. Vittor
Title:	Executive Vice President and General Counsel